Exhibit 99.2

Supplemental Information

March 31, 2011

(Unaudited)

Table of Contents

Company Information	1
Summary	2
Consolidated Funds From Operations and Funds Available For Distribution	3
Capitalization	4
Indebtedness and Ratios	5
Investments	6
Development	7
Owned Portfolio
Portfolio summary	8
Portfolio concentrations	9
Same property leased portfolio	10
Lease expirations and debt investment maturities	11
Owned Senior Housing Portfolio
Investments and operator concentration	12
Trends	13
Owned Life Science Portfolio
Investments, tenant concentration and trends	14
Selected lease expirations and leasing activity	15
Owned Medical Office Portfolio
Investments and trends	16
Leasing activity	17
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare information	19
Owned Hospital Portfolio
Investments and operator concentration	20
Trends	21
Investment Management Platform
Summary and balance sheets	22
Statements of operations and funds from operations	23
Net operating income	24
Portfolio summary	25
Reporting Definitions and Reconciliations of Non-GAAP Measures	26-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the Company’s ability to realize the benefits of its loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Operating and Financial Officer	Chairman of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas D. Kirby
Chairman and	Executive Vice President
Chief Executive Officer	Acquisitions and Valuations

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President and	Executive Vice President
Chief Investment Officer	Medical Office Properties

J. Alberto Gonzalez-Pita	Timothy M. Schoen
Executive Vice President, General Counsel	Executive Vice President
and Corporate Secretary	Life Science and Investment Management

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Asset Management and Senior Housing
Thomas M. Herzog
Executive Vice President and	Kendall K. Young
Chief Financial Officer	Executive Vice President

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Thomas M. Herzog, Executive Vice President - Chief Financial Officer at (562) 733-5309.

(1)      As of April 29, 2011.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended March 31,
	2011	2010
Revenues	$331,705	$294,820

NOI	246,156	212,159

Adjusted EBITDA	269,469	237,392

FFO applicable to common shares	149,689	158,678

FFO as adjusted applicable to common shares	181,997	146,778

FAD applicable to common shares	159,585	129,726

Net income applicable to common shares	63,875	74,836

Diluted FFO per common share	$0.40	$0.54

Diluted FFO as adjusted per common share	0.56	0.50

Diluted FAD per common share	0.49	0.44

Diluted EPS	0.17	0.25

FFO as adjusted payout ratio	86%	93%

Financial Leverage	41%	44%

Adjusted fixed charge coverage	2.2x	2.6x

	March 31,	December 31,
Operating properties:	2011	2010

Senior housing	251	251

Life science	108	102

Medical office	254	253

Post-acute/skilled nursing	45	45

Hospital	21	21

Total	679	672

Portfolio Income from Assets Under Management(1)	Assets Under Management: $14.8 billion(2)

(1)      Represents the NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the quarter ended March 31, 2011.

(2)      Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at March 31, 2011.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Consolidated Funds From Operations and Funds Available For Distribution

Dollars and shares in thousands, except per share data

	Three Months Ended March 31,
	2011	2010

Net income applicable to common shares	$63,875	$74,836
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	91,420	77,934
Discontinued operations	—	1,037
DFL depreciation	372	—
Gain upon consolidation of joint venture	(8,039)	—
Equity income from unconsolidated joint ventures	(798)	(1,383)
FFO from unconsolidated joint ventures	3,315	6,860
Noncontrolling interests’ and participating securities’ share in earnings	4,826	3,982
Noncontrolling interests’ and participating securities’ share in FFO	(5,282)	(4,588)
FFO applicable to common shares	$149,689	$158,678
Distributions on dilutive convertible units	—	1,607
Diluted FFO applicable to common shares	$149,689	$160,285

Weighted average shares used to calculate diluted FFO per share	373,960	297,565

Diluted FFO per common share	$0.40	$0.54

Dividends declared per common share	$0.480	$0.465

FFO payout ratio	120%	86.1%

Impact of adjustments to FFO:
Impairment recoveries	$—	$(11,900)
Merger-related items	32,308 (1)	—
	$32,308	$(11,900)

FFO as adjusted applicable to common shares	$181,997	$146,778
Distributions on dilutive convertible units and other	1,733	2,969
Diluted FFO as adjusted applicable to common shares	$183,730	$149,747
Weighted average shares used to calculate diluted FFO as adjusted per share(2)	330,286	297,565

Diluted FFO as adjusted per common share(2)	$0.56	$0.50

FFO as adjusted payout ratio	85.7%	93.0%

FFO as adjusted applicable to common shares	$181,997	$146,778
Amortization of above and below market lease intangibles, net(3)	(906)	(1,904)
Stock-based compensation	5,102	3,506
Amortization of debt premiums, discounts and issuance costs, net(4)	2,958	3,468
Straight-line rents	(17,300)	(13,276)
DFL interest accretion	(2,675)	(2,839)
DFL depreciation	(372)	—
Deferred revenues – tenant improvement related	(876)	(928)
Deferred revenues – additional rents (SAB 104)	1,982	1,503
Leasing costs and tenant and capital improvements	(9,493)	(4,620)
Joint ventures and other FAD adjustments(5)	(832)	(1,962)
FAD applicable to common shares	$159,585	$129,726
Distributions on convertible units	1,746	—
Diluted FAD applicable to common shares	$161,331	$129,726

Weighted average shares used to calculate diluted FAD per common share	330,286	294,087

Diluted FAD per common share	$0.49	$0.44

(1)    $32.3 million of merger-related items attributable to the HCR ManorCare Acquisition include the following: (i) $10.3 million of direct transaction costs, net; and (ii) $22.0 million of interest expense associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011, which proceeds were used to fund the HCR ManorCare Acquisition.

(2)    $0.16 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following:

(i)  $0.03 per share of direct transactions costs, net that is discussed in footnote 1(i); and

(ii)  $0.13 per share of negative carry related to prefunding activities consisting of: (a) $0.06 per share from the Company’s December 2010 46 million share common stock offering and 30 million shares from the Company’s March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares), which issuances increased the Company’s weighted average shares by 47.3 million for the quarter ended March 31, 2011; and  (b) $0.07 per share for interest expense related to the $2.4 billion senior unsecured notes offering that is discussed in footnote 1(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

(3)    The three months ended March 31, 2011 amortization of $0.9 million includes the net effect of the following: (i) income of $0.3 million related to net below market lease intangibles; (ii) operating expense of $0.1 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $1.3 million related to lease incentives.

(4)    Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s bridge loan commitment and $0.7 million related to the amortization of deferred issuance costs of the $2.4 billion senior unsecured notes offering completed in January 2011, which costs are included in the $32.3 million of merger-related items for the quarter ended March 31, 2011 discussed in Footnote 1.

(5)    Includes Investment Management Platform and three other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data

Total Debt

	March 31, 2011	December 31, 2010	March 31, 2010
Bank line of credit	$—	$—	$210,000
Senior unsecured notes	5,706,797	3,318,379	3,523,339
Mortgage and other secured debt	1,899,807	1,235,779	1,828,479
Mortgage debt on assets held for sale	—	—	158
Other debt	90,698	92,187	97,023
Consolidated debt	7,697,302	4,646,345	5,658,999
HCP’s share of unconsolidated debt(1)	108,106	335,966	340,021
Total debt	$7,805,408	$4,982,311	$5,999,020

Total Market Capitalization

	March 31, 2011
	Shares/Units	Value/Units	Total Value
Common stock	406,009	$37.94	$15,403,981
Convertible partnership units
2 for 1(2)	1,732	75.88	131,424
1 for 1(3)	2,510	37.94	95,229
	4,242		226,653
Preferred stock:
7.25% Series E (Callable at par)	4,000	25.01	100,040
7.10% Series F (Callable at par)	7,820	24.91	194,796
	11,820		294,836

Consolidated market equity			$15,925,470

Consolidated debt			7,697,302

Consolidated market capitalization			$23,622,772

HCP’s share of unconsolidated debt(1)			108,106

Total market capitalization			$23,730,878

Common Stock and Equivalents

		Weighted Average Shares
	Shares	Three Months Ended
	Outstanding	March 31, 2011
	March 31, 2011	Diluted EPS	Diluted FFO
Common stock	406,009	372,116	372,116
Common equivalent securities:
Restricted stock and units	1,765	212	212
Dilutive impact of options	1,632	1,632	1,632
Convertible partnership units	5,975	—	—
Total common and equivalents	415,381	373,960	373,960

Other Information

Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa2 (stable outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB+ (stable outlook)

Stock Exchange Listing
NYSE

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform. Excludes unconsolidated joint ventures outside of the Investment Management Platform.

(2)      Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3)      Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands
Debt Maturities and Scheduled Principal Repayments (Amortization)
March 31, 2011
		Senior					HCP’s Share of
	Bank Line	Unsecured		Mortgage		Consolidated	Unconsolidated
	of Credit(1)	Notes	Rates(2)	Debt(3)	Rates(2)	Debt	Mortgage Debt(4)	Rates(2)		Total Debt
2011 (9 months)	$—	$292,265	4.85%	$48,645	6.90%	$340,910	$1,895	N/A	%	$342,805
2012	—	250,000	6.68	76,209	5.09	326,209	9,621	5.31		335,830
2013	—	550,000	5.81	369,775	6.02	919,775	3,165	6.77		922,940
2014	—	487,000	3.27	186,314	5.74	673,314	738	N/A		674,052
2015	—	400,000	6.64	377,498	6.23	777,498	11,231	5.82		788,729
2016	—	900,000	5.08	285,681	6.92	1,185,681	46,936	6.04		1,232,617
2017	—	750,000	6.04	512,544	6.04	1,262,544	34,780	5.91		1,297,324
2018	—	600,000	6.83	5,817	5.90	605,817	—	—		605,817
2019	—	—	—	717	5.70	717	—	—		717
2020	—	—	—	660	N/A	660	—	—		660
Thereafter	—	1,500,000	5.75	50,724	5.30	1,550,724	—	—		1,550,724
Subtotal		5,729,265		1,914,584		7,643,849	108,366			7,752,215
Other debt(5)	—	—		—		90,698	—			90,698
(Discounts) and premiums, net	—	(22,468)		(14,777)		(37,245)	(261)			(37,506)
Total debt	$—	$5,706,797		$1,899,807		$7,697,302	$108,105			$7,805,407

Weighted average interest rate	N/A	5.64%		6.15%	N/A	5.77%	6.10%			5.77%

Weighted average maturity in years	4.00	6.76		5.26	N/A	6.38	5.00			6.37

Ratios			Covenants
	March 31,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at March 31, 2011.
	2011	2010
Consolidated Debt/Consolidated Gross Assets	40.8%	31.9%
Financial Leverage (Total Debt/Total Gross Assets)	40.9%	32.8%		Bank Line of Credit
			Financial Covenants(7)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	10.1%	8.5%	Leverage Ratio	No greater than 60%	42%
Total Secured Debt/Total Gross Assets	10.5%	10.4%	Secured Debt Ratio	No greater than 30%	11%
			Unsecured Leverage Ratio	No greater than 60%	40%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	2.67x
Fixed rate Total Debt	96.1%	93.8%
Variable rate Total Debt	3.9%	6.2%
	100.0%	100.0%

(1)      On March 11, 2011, the Company entered into a new $1.5 billion unsecured revolving credit facility, which replaced the existing facility that was scheduled to mature in August 2011. At March 31, 2011, the Company had $113 million of aggregate letters of credit pledged against the revolving line of credit facility, including a $103 million letter of credit as a result of the Ventas, Inc. (“Ventas”) litigation. For further information regarding the Ventas litigation see Note 12 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(2)      Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(3)      Mortgage debt attributable to non-controlling interests at March 31, 2011 was $6.9 million.

(4)      Includes pro-rata share of other debt that represents the Company’s Investment Management Platform. At March 31, 2011, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates.

(5)      $91 million of other debt that represents non-interest bearing life care bonds and occupancy fee deposits at three of the Company’s senior housing facilities have no scheduled maturities.

(6)      $250 million of fixed-rate senior unsecured notes are presented as variable-rate debt as the interest payments under such debt have been swapped (pay float and receive fixed) and $88 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

(7)      Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments

Dollars and square feet in thousands
Three Months
Description	Ended March 31, 2011

HCP Ventures II acquisition(1)	$547,469
Acquisitions of other real estate properties	98,642
Total fundings for development, tenant and capital improvements(2)	21,842
Total investments	$667,953

Acquisitions of other real estate properties for the three months ended March 31, 2011

Description		Capacity	Property Count	Segment	Investment

Location	Date

San Diego, CA	January 4, 2011	200 Sq. Ft.	4	Life science	$67,399
San Antonio, TX	February 10, 2011	132 Sq. Ft.	1	Medical office	31,243
Total					$98,642

(1)      Represents 65% of the HCP Ventures II investments. On January 14, 2011, the Company acquired its partner’s 65% interest in a joint venture that owns 25 senior housing facilities with 5,621 units, becoming the sole owner of the portfolio. At closing, the Company paid approximately $136 million for the interest and assumed its partner’s share of $650 million (fair value of $635 million) of Fannie Mae secured debt with a weighted average fixed-rate of 5.66% and weighted average term to maturity of 5.3 years. At closing, the Company valued the HCP Ventures II’s investments at approximately $842 million.

(2)      The three months ended March 31, 2011, includes the following: (i) $11.9 million of development, (ii) $5.0 million of first generation tenant and capital improvements, and (iii) $4.9 million of second generation tenant and capital improvements (excludes $4.6 million of leasing costs). Investments for development include capitalized interest for the quarter ended March 31, 2011 of $6.0 million.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of March 31, 2011, dollars and square feet in thousands
Redevelopment Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment

Modular Labs IV	So. San Francisco, CA	Life science	4Q 2010	110	$52,194	$57,069
Soledad(4)	San Diego, CA	Life science	3Q 2011	28	10,864	15,070
1030 Massachusetts Avenue	Cambridge, MA	Life science	1Q 2012	66	19,899	39,992
Knoxville	Knoxville, TN	Medical office	3Q 2011	38	6,199	8,740
Westpark Plaza	Plano, TX	Medical office	1Q 2012	70	10,678	16,959
Folsom	Sacramento, CA	Medical office	1Q 2012	92	29,256	37,751
Innovation Drive	San Diego, CA	Medical office	1Q 2012	84	23,764	37,100
Fresno(5)	Fresno, CA	Hospital	4Q 2012	N/A	2,197	20,554

	Total				$155,051	$233,235

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	30	866
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		149	2,917

Investment-to-date(2)(3)			$286,726

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
500/600 Saginaw	Redwood City, CA	Life science	March 2011	88	$43,030	—

(1)      Investment-to-date of $155 million includes the following: (i) $41 million in development costs and construction in progress, (ii) $69 million of buildings and (iii) $45 million of land.

(2)      Investment-to-date of $287 million includes the following: (i) $221 million in land and (ii) $66 million in development costs and construction in progress.

(3)      Development costs and construction in progress of $140 million presented on the Company’s consolidated balance sheet at March 31, 2011, includes the following: (i) $41 million of costs for development projects in process; (ii) $66 million of costs for land held for development; and (iii) $33 million for tenant and other facility related improvement projects in process.

(4)      Represents approximately half of the Soledad project remaining in redevelopment. The balance of the project was placed in service during the quarter ended September 30, 2010.

(5)      Represents approximately 25% of the Fresno hospital placed in redevelopment in March 2011. The balance of the hospital remains in operations.

(6)      Represents investment as of the date that the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the quarter ended March 31, 2011, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Age		Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment(1)	NOI	(Years)	Capacity	%(2)	Amount	CFC	Amount	CFC
Senior housing	251	$5,079,835	$111,456	14	31,465 Units	86.8	$443,130	1.11 x	$527,629	1.32 x
Life science	104	3,247,606	59,587	16	6,797 Sq. Ft.	89.0	N/A	N/A	N/A	N/A
Medical office	188	2,262,456	47,685	19	13,097 Sq. Ft.	91.0	N/A	N/A	N/A	N/A
Post-acute/skilled	45	244,738	9,420	26	5,286 Beds	85.4	58,173	1.61 x	77,479	2.14 x
Hospital	17	648,386	18,008	25	2,361 Beds	55.7	307,286	4.62 x	340,306	5.12 x
	605	$11,483,021	$246,156	17

Secured		Interest
Loans	Investment	Income
Post-acute/skilled(3)	$1,272,420	$20,355
Hospital	21,603	405
	$1,294,023	$20,760

Mezzanine		Interest
Loans	Investment	Income
Post-acute/skilled(3)	$999,789	$17,336
Hospital(4)	85,744	—
	$1,085,533	$17,336

Total	$13,862,577	$284,252

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended March 31, 2011
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(5)	Income(6)	Income	NOI
Senior housing	$112,446	$990	$111,456	$—	$111,456	$98,037
Life science	72,425	12,838	59,587	—	59,587	53,623
Medical office	79,716	32,031	47,685	—	47,685	45,572
Post-acute/skilled	9,440	20	9,420	37,691	47,111	9,098
Hospital	18,975	967	18,008	405	18,413	17,356
	$293,002	$46,846	$246,156	$38,096	$284,252	$223,686

(1)      Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and debt investments.

(2)      For life science facilities and MOBs, occupancy percentages are presented as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing (“post-acute/skilled’) facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing 12 months and one quarter in arrears from the period reported.

(3)      On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 5 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC. Includes $8.2 million of interest income related to debt investments in Genesis HealthCare that were prepaid on April 1, 2011.

(4)      Represents a secured loan to Cirrus Group, LLC that was placed on non-accrual status effective January 1, 2011; for additional information regarding the senior loan to Cirrus Group, LLC see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(5)      NOI attributable to non-controlling interests for the three months ended March 31, 2011 was $1.1 million.

(6)      Includes loan accretion for the three months ended March 31, 2011 of $17.3 million.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the quarter ended March 31, 2011, dollars in thousands

Geographic Diversification of Leased Properties

	Total	Senior	Life	Medical	Post-Acute/			% of
Investment by State	Properties	Housing	Science	Office	Skilled	Hospital	Total	Total

CA	142	$641,271	$3,128,130	$211,593	$14,347	$128,545	$4,123,886	36

TX	81	657,008	—	682,642	2,818	227,242	1,569,710	14

FL	57	696,778	—	149,783	—	62,450	909,011	8

IL	17	381,818	—	13,481	—	—	395,299	3

CO	24	169,395	—	197,141	15,067	9,028	390,631	3

VA	21	280,038	—	40,385	63,100	—	383,523	3

WA	14	131,710	—	174,026	—	—	305,736	3

NJ	12	297,003	—	—	—	—	297,003	3

UT	34	24,728	119,476	141,322	4,935	—	290,461	3

MD	12	196,223	—	29,379	—	—	225,602	2

Other	191	1,603,863	—	622,704	144,471	221,121	2,592,159	22

Total	605	$5,079,835	$3,247,606	$2,262,456	$244,738	$648,386	$11,483,021	100

	Total	Senior	Life	Medical	Post-Acute/			% of
NOI by State	Properties	Housing	Science	Office	Skilled	Hospital	Total	Total

CA	142	$17,435	$56,272	$2,778	$560	$4,217	$81,262	33

TX	81	12,937	—	13,014	103	6,156	32,210	13

FL	57	14,917	—	3,608	—	1,321	19,846	8

CO	24	3,990	—	3,861	400	344	8,595	4

VA	21	5,642	—	920	1,713	—	8,275	3

IL	17	7,617	—	327	—	—	7,944	3

UT	34	744	3,315	3,186	173	—	7,418	3

WA	14	2,373	—	4,567	—	—	6,940	3

TN	23	770	—	3,928	847	—	5,545	2

NJ	12	5,460	—	—	—	—	5,460	2

Other	180	39,571	—	11,496	5,624	5,970	62,661	26

Total	605	$111,456	$59,587	$47,685	$9,420	$18,008	$246,156	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

Emeritus Corporation	Senior housing	$92,761	9

Sunrise Senior Living	Senior housing	83,996	8

Horizon Bay	Senior housing	70,952	7

Brookdale	Senior housing	65,597	6

HCR ManorCare(2)	Post-acute/skilled	60,771	6

HCA	Hospital	46,288	4

Amgen	Life science	40,305	4

Genentech	Life science	36,766	3

Takeda	Life science	16,993	2

Tenet	Hospital	16,018	2

Other		520,152	49

		$1,050,599	100

(1)   The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)   On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. Assuming the HCR ManorCare Acquisition was completed effective March 1, 2011, the pro forma annualized revenues and the percentage of annualized revenues as of March 31, 2011 would have been $472.5 million and 32%, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Same Property Leased Portfolio

As of March 31, 2011, dollars and square feet in thousands

			Senior		Life	Medical		Post-Acute/
	Total		Housing		Science	Office		Skilled		Hospital

Property count	557		219		95	182		45		16

Investment	$10,160,793		$4,091,329		$3,048,760	$2,167,325		$244,738		$608,641

Percent of leased portfolio (by investment)	88.5%		80.5%		93.9%	95.8%		100%		93.9%

Capacity			25,015 Units		6,319 Sq. Ft.	12,707 Sq. Ft.		5,286 Beds		2,361 Beds

Year-Over-Year Three-Month SPP

Occupancy(1):

March 31, 2011			86.5%		91.8%	90.7%		85.1%		51.8%

March 31, 2010			85.5%		89.9%	90.6%		85.1%		57.7%

% change			1.0%		1.9%	0.1%		—%		(5.9%	)

NOI % change	7.0%		13.7%		1.8%	3.0%		2.2%		5.3%

Adjusted NOI:

March 31, 2011	$206,272		$82,737		$52,482	$45,273		$9,102		$16,678

March 31, 2010	$193,148		$75,558		$49,966	$44,463		$8,885		$14,276

Adjusted NOI % change	6.8%		9.5%		5.0%	1.8%		2.4%		16.8%

Sequential Three-Month SPP

Occupancy(1):

March 31, 2011			86.5%		91.8%	90.7%		85.1%		51.8%

December 31, 2010			86.2%		91.2%	90.8%		85.7%		52.0%

% change			0.3%		0.6%	(0.1%	)	(0.6%	)	(0.02%	)

NOI % change	(0.1%	)	2.1%		0.7%	(1.9%	)	0.3%		(9.1%	)

Adjusted NOI:

March 31, 2011	$206,272		$82,737		$52,482	$45,273		$9,102		$16,678

December 31, 2010	$208,537		$83,127		$51,339	$46,598		$9,078		$18,395

Adjusted NOI % change	(1.1%	)	(0.5%	)	2.2%	(2.8%	)	0.3%		(9.3%	)

(1)   Occupancy percentages for senior housing, hospital and post-acute/skilled nursing are calculated based on the average three-month occupancy one quarter in arrears from the period presented. Occupancy percentages for life science and medical office are as of the end of the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At March 31, 2011, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2011(2)	2012	2013		2014		2015	2016	2017	2018	2019	2020	Thereafter

Lease Expirations

Senior housing:

Properties	251	—	1	4		5		1	19	12	49	37	33	90

Annualized revenues	$393,457	$—	$324	$18,781		$4,908		$197	$30,647	$19,401	$90,788	$73,336	$48,769	$106,306

Life science:

Square feet	6,051	291	218	364		381		959	263	748	486	52	881	1,408

Annualized revenues	$219,228	$10,221	$5,618	$10,019		$9,691		$27,396	$7,737	$25,795	$24,428	$2,393	$39,809	$56,121

Medical office:

Square feet	11,918	1,295	1,429	1,699		1,401		1,363	766	684	872	671	829	909

Annualized revenues	$251,133	$29,102	$31,596	$31,182		$31,234		$30,065	$14,645	$14,463	$17,461	$13,568	$18,628	$19,189

Post-acute/skilled:

Properties	45	—	—	—		9		1	6	9	3	12	4	1

Annualized revenues	$36,469	$—	$—	$—		$6,930		$429	$5,399	$8,193	$1,650	$9,693	$2,915	$1,260

Hospital:

Properties	17	—	—	1		3		—	—	2	—	4	—	7

Annualized revenues	$65,774	$—	$—	$2,478		$16,018		$—	$—	$4,547	$—	$6,273	$—	$36,458

Total annualized revenues	$966,061	$39,323	$37,538	$62,460		$68,781		$58,087	$58,428	$72,399	$134,327	$105,263	$110,121	$219,334

Debt Investment Maturities

Post-acute/skilled:

Annualized revenues	$83,879	$—	$—	$61,768	(4)	$22,111	(5)	$—	$—	$—	$—	$—	$—	$—

Hospital(3):

Annualized revenues	$659	$—	$—	$—		$—		$659	$—	$—	$—	$—	$—	$—

Total annualized revenues	$84,538	$—	$—	$61,768		$22,111		$659	$—	$—	$—	$—	$—	$—

(1)       The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)       Includes month-to-month and holdover leases.

(3)       Effective January 1, 2011, a secured loan to Cirrus Group, LLC was placed on non-accrual status. During the quarter ended March 31, 2011, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented in debt investment maturities. For additional information regarding the senior loan to Cirrus Group, LLC see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(4)       Includes $60.8 million related to the Company’s debt investments in HCR ManorCare. On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 5 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC..

(5)       Includes $21.9 million related to the Company’s debt investments in Genesis HealthCare that were prepaid on April 1, 2011.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the quarter ended March 31, 2011, dollars in thousands

Investments
Operating	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC
Assisted living	167	$2,452,712	$57,853	13	14,973	86.0	$212,604	1.18 x	$256,592	1.43 x
Independent living	45	1,409,169	26,491	20	9,583	87.6	113,863	0.91 x	129,433	1.04 x
CCRCs	12	605,801	13,744	21	3,768	89.2	70,584	1.30 x	83,536	1.54 x
	224	$4,467,682	$98,088	14	28,324	87.0	$397,051	1.11 x	$469,561	1.31 x

Direct Financing	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC
Assisted living	27	$612,153	$13,368	13	3,141	85.5	$46,079	1.15 x	$58,068	1.45 x

Leased Properties	251	$5,079,835	$111,456	14	31,465	86.8	$443,130	1.11 x	$527,629	1.32 x

Operator Concentration
					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%(1)	CFC/DSC	CFC/DSC
Sunrise Senior Living(2)(3)	48	98	$1,308,995	26	$24,686	22	5,567	87.7	1.25 x	1.50 x
Emeritus Corporation(2)	69	96	1,133,830	22	32,923	30	7,748	87.8	1.21 x	1.41 x
Horizon Bay Senior Communities	36	97	1,003,084	20	16,739	15	6,895	91.2	0.85 x	0.98 x
Brookdale	24	92	675,804	13	16,880	15	4,809	87.2	1.31 x	1.54 x
Harbor Retirement Associates	14	100	210,783	4	3,977	4	1,346	83.5	1.13 x	1.43 x
Aegis Senior Living	10	80	182,152	4	3,916	4	702	85.4	0.98 x	1.15 x
Capital Senior Living	15	100	178,643	4	3,728	3	1,530	81.2	1.06 x	1.21 x
Other(2)	35	91	386,544	7	8,607	7	2,868	82.3	1.06 x	1.34 x
	251	95	$5,079,835	100	$111,456	100	31,465	86.8	1.11 x	1.32 x

(1)        Occupancy percentages are calculated based on the trailing 12 months and are one quarter in arrears from the period presented.

(2)        On November 1, 2010, the Company transitioned 27 assets formerly operated by Sunrise Senior Living to Emeritus Corporation. For these transitioned assets, occupancy and CFC are disclosed under “other.”

(3)        Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio
Dollars in thousands

Portfolio Trends
	Same Property Leased Portfolio			Leased Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/11	12/31/10	03/31/10	03/31/11	12/31/10(1)	03/31/10(1)

Property count	219	219	219	251	226	232
Investment	$4,091,329	$4,087,863	$4,062,944	$5,079,835	$4,231,788	$4,105,189
Units	25,015	24,990	24,950	31,465	25,822	25,413
3-Month Occupancy %(2)	86.5	86.2	85.5	87.2	86.0	85.1
12-Month Occupancy %	85.9	85.6	86.1	86.8	85.6	85.8
EBITDAR(3)	$374,124	$361,444	$351,310	$443,130	$364,399	$353,504
EBITDAR CFC(3)	1.19 x	1.17 x	1.15 x	1.11 x	1.16 x	1.15 x
EBITDARM(3)	$448,800	$434,942	$423,465	$527,629	$438,593	$426,227
EBITDARM CFC(3)	1.43 x	1.40 x	1.38 x	1.32 x	1.40 x	1.38 x
NOI:
Rental revenues and DFL income	$96,087	$106,918	$84,447
Operating expenses(4)	(515)	(13,280)	(378)
	$95,572	$93,638	$84,069
Adjusted NOI:
Straight-line rents	(9,529)	(7,589)	(4,886)
DFL interest accretion	(2,675)	(2,301)	(2,839)
Below market lease intangibles, net	(631)	(621)	(786)
	$82,737	$83,127	$75,558

(1)         Amounts reflected conform to current presentation without giving effect to discontinued operations.

(2)         Occupancy percentages are calculated based on the average trailing occupancy for the number of months specified and are one quarter in arrears from the period presented.

(3)         EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period presented and are one quarter in arrears from the period presented.

(4)         Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Life Science Portfolio

As of and for the quarter ended March 31, 2011, unless otherwise indicated, dollars and square feet in thousands
Investments	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %(1)
San Francisco	74	$2,556,597	$45,083	17	4,575	89.1
San Diego	20	571,533	11,189	17	1,553	86.5
Utah	10	119,476	3,315	10	669	94.6
	104	$3,247,606	$59,587	16	6,797	89.0

Tenant Concentration	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$40,305	18	684	11
Genentech	36,766	17	794	13
Takeda	16,993	8	324	5
Exelixis, Inc.	13,111	6	295	5
Rigel Pharmaceuticals	12,799	6	147	3
Myriad Genetics	7,082	3	310	5
Google	6,461	3	248	4
General Atomics	5,520	3	281	5
ARUP	5,418	2	324	5
Alexza Pharmaceuticals, Inc.	5,076	2	107	2
Other	69,697	32	2,537	42
	$219,228	100	6,051	100

Portfolio Trends
	Same Property Leased Portfolio			Leased Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/11	12/31/10	03/31/10	03/31/11	12/31/10(2)	03/31/10(2)

Property count	95	95	95	104	98	96
Investment	$3,048,760	$3,046,957	$3,020,337	$3,247,606	$3,135,271	$3,071,506
Square feet	6,319	6,319	6,319	6,797	6,508	6,399
Occupancy %(1)	91.8	91.2	89.9	89.0	90.3	88.8
NOI:
Rental and related revenues(3)	$59,191	$59,368	$58,576
Tenant recoveries(3)	10,049	9,705	9,640
Operating expenses(3)	(11,023)	(11,287)	(11,014)
	$58,217	$57,786	$57,202
Adjusted NOI:
Straight-line rents	(4,109)	(4,219)	(5,392)
Above (below) market lease intangibles, net	(37)	272	(255)
Lease termination fees	(1,589)	(2,500)	(1,589)
	$52,482	$51,339	$49,966

(1)         Occupancy percentages are presented as of the end of the period reported.

(2)         Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)         Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2011(1)	291	5	$10,221	5	256	$8,878	35	$1,343	—	$—
2012	218	3	5,618	2	80	1,226	138	4,392	—	—
2013	364	6	10,019	5	304	8,874	60	1,145	—	—
Thereafter	5,178	86	193,370	88	3,434	146,357	1,110	34,512	634	12,501
	6,051	100	$219,228	100	4,074	$165,335	1,343	$41,392	634	$12,501

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(2)	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2010	5,876	$36.20

Acquisitions	140	33.30
Expirations	(197)	19.60
Renewals, amendments and extensions	112	18.83	(1.5)	$6.70	$3.14	28	57.0
New leases and expansions	120	19.62		12.86	10.29	74

Leased Square Feet as of March 31, 2011	6,051	$36.23

(1)         Includes month-to-month and holdover leases.

(2)         Represents actual base rents.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Medical Office Portfolio

As of and for the quarter ended March 31, 2011, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %(1)
On-Campus	143	$1,809,691	$38,032	19	10,841	91.2
Off-Campus	45	452,765	9,653	18	2,256	90.3
	188	$2,262,456	$47,685	19	13,097	91.0

Portfolio Trends

	Same Property Leased Portfolio			Leased Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/11	12/31/10	03/31/10	03/31/11	12/31/10(2)	03/31/10(2)

Property count	182	182	182	188	187	184
Investment	$2,167,325	$2,162,338	$2,128,429	$2,262,456	$2,226,076	$2,141,330
Square feet	12,707	12,707	12,701	13,097	12,965	12,791
Occupancy %(1)	90.7	90.8	90.6	91.0	91.0	90.7
NOI:
Rental and related revenues(3)	$65,824	$66,003	$64,488
Tenant recoveries(3)	11,512	11,171	11,581
Operating expenses(3)	(30,091)	(29,033)	(30,217)
	$47,245	$48,141	$45,852
Adjusted NOI:
Straight-line rents	(1,976)	(1,072)	(744)
Above (below) market lease intangibles, net	4	(471)	(645)
	$45,273	$46,598	$44,463

(1)          Occupancy percentages are presented as of the end of the period reported.

(2)          Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)          Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(1)	In Rents(2)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2010	11,798	$ 21.82

Acquisitions	132	18.74
Expirations	(569)	24.57
Renewals, amendments and extensions	462	23.43	1.0	$ 6.16	$ 4.46	85	81.2
New leases	111	21.44		18.94	5.09	84
Terminations	(16)	13.91

Leased Square Feet as of March 31, 2011	11,918	$ 21.86

(1)          Represents actual base rents.

(2)          For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the quarter ended March 31, 2011, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR		EBITDARM
Properties(1)	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(2)	Amount	CFC	Amount	CFC
Post-acute/skilled	45	$244,738	$9,420	26	5,286	85.4	$58,173	1.61 x	$77,479	2.14 x

Secured			Interest					EBITDA		EBITDAM
Loans		Investment	Income					DSC		DSC
HCR ManorCare(3)(4)		$1,008,256	$13,507					24.70 x		30.26 x
Genesis HealthCare(5)		254,219	6,563					N/A		N/A
Other		9,945	285					1.44 x		2.31 x
		$1,272,420	$20,355

Mezzanine			Interest					EBITDA		EBITDAM
Loans		Investment	Income					DSC		DSC
HCR ManorCare(3)(6)		$958,380	$15,669					4.72 x		5.79 x
Genesis HealthCare(5)		41,409	1,667					N/A		N/A
		$999,789	$17,336

Total		$2,516,947	$47,111

Operator Concentration(7)

					NOI and
	Properties		Investment		Interest Income				EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	Occupancy %(2)	CFC/DSC	CFC/DSC
HCR ManorCare(3)	—	—	$1,966,636	78	$29,176	61	—	—	4.72 x	5.79 x
Genesis HealthCare(5)	—	—	295,628	12	8,230	17	—	—	N/A	N/A
Formation Capital	9	100	63,100	3	1,712	4	934	94.7	2.12 x	2.62 x
Covenant Care	12	100	62,318	2	2,654	6	1,328	83.4	1.68 x	2.24 x
Kindred	9	100	38,117	2	2,033	4	1,288	85.9	1.21 x	1.83 x
Trilogy Health Services	5	100	33,351	1	1,378	3	546	89.6	1.50 x	1.90 x
Sun Healthcare	4	100	25,512	1	746	2	479	71.4	1.80 x	2.29 x
Other	6	33	32,285	1	1,182	3	711	81.6	1.37 x	2.03 x
	45	91	$2,516,947	100	$47,111	100	5,286

(1)          The Company’s post-acute/skilled nursing leased properties have the following revenue mix: Private-pay 24%, Medicare 38% and Medicaid 38%.

(2)          Occupancy percentages are calculated based on the trailing 12 months and are one quarter in arrears from the period presented.

(3)          On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 5 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC. See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 19 in this report.

(4)          In connection with the HCR ManorCare Acquisition prefunding activities, on January 31, 2011, the Company purchased an additional $360 million participation in the first mortgage debt of HCR ManorCare increasing its interest in HCR ManorCare’s first mortgage debt to $1.1 billion.

(5)          On April 1, 2011, the Company’s debt investments in Genesis HealthCare were prepaid.

(6)          Represents HCR ManorCare mezzanine loans having an aggregate face value of $1.0 billion and a carrying value of $958 million.

(7)          Property count, beds and occupancy are presented for leased properties and excludes secured and mezzanine loans.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands, except HCR ManorCare information

Portfolio Trends

	Same Property Leased Portfolio			Leased Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/11	12/31/10	03/31/10	03/31/11	12/31/10(1)	03/31/10(1)

Property count	45	45	45	45	45	48
Investment	$244,738	$244,738	$244,738	$244,738	$244,738	$255,084
Beds	5,286	5,331	5,331	5,286	5,331	5,628
3-Month Occupancy %(2)	85.1	85.7	85.1	85.1	85.7	85.0
12-Month Occupancy %(2)	85.4	85.4	85.3	85.4	85.4	85.1
EBITDAR(3)	$58,173	$54,500	$54,598	$58,173	$54,500	$56,713
EBITAR CFC(3)	1.61 x	1.52 x	1.54 x	1.61 x	1.52 x	1.54 x
EBITDARM(3)	$77,479	$74,097	$74,219	$77,479	$74,097	$77,398
EBITDARM CFC(3)	2.14 x	2.06 x	2.09 x	2.14 x	2.06 x	2.10 x
NOI:
Rental and related revenues	$9,440	$9,400	$9,270
Operating expenses(4)	(15)	(7)	(45)
	9,425	9,393	9,225

Adjusted NOI:
Straight-line rents	(323)	(315)	(340)
	$9,102	$9,078	$8,885

HCR Properties, LLC (HCR ManorCare “PropCo”) Information(5)

Portfolio Summary (dollars in thousands)(6)

			Non-
		Occupancy	Medicaid	Twelve Month
Property Count	Beds	%	Revenue(7)	EBITDA(3)	EBITDAM(3)
334	41,410	87.4	70.9%	$610,327	$747,808

Debt Capital Structure (dollars in billions)

						12-Month
			12-Month	12-Month	3-Month	EBITDA DSC
		HCP	EBITDA	EBITDAM	EBITDA	at Interest-
	Total	Interest	DSC	DSC	DSC	Rate Cap
First mortgage	$1.6	$1.1	24.70 x	30.26 x	24.22 x	7.13 x
Other mortgage	1.4	—
Mezzanine securities	1.6	1.0	4.72 x	5.79 x	4.61 x	2.01 x
	$4.6	$2.1	4.72 x	5.79 x	4.61 x	2.01 x

Interest-Rate Caps (dollars in billions)(8)

				Maturity
Description	Notional	Strike Rate		Date	Index
Interest-rate cap	$2.5	3.00%		January 2012	1-month LIBOR
Interest-rate cap	2.1	5.25%		January 2012	1-month LIBOR

(1)  Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)  Occupancy percentages are calculated based on the average trailing occupancy for the number of periods specified and are one quarter in arrears from the period presented.

(3)  EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)  Excludes certain non-property specific operating expenses allocated to certain segments.

(5)  On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. Upon closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 5 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(6)  Concurrent with the Company’s closing of the HCR ManorCare Acquisition on April 7, 2011, the Company entered into a triple-net lease with a wholly-owned subsidiary of HCR ManorCare that will provide for rent in the first year of $472.5 million. The rent will increase by 3.5% per year after each of the first five years and by 3% for the remaining portion of the fixed term. The properties will be grouped into four pools and HCR ManorCare will have a one-time extension option for each pool with rent increased for the first year of the extension option to the greater of fair market rent or a 3% increase over the rent for the prior year. The pools will have initial terms ranging from 13 to 17 years, and if the extension terms are exercised the total available term of the lease will range among pools from 23 to 35 years.

(7)  Private-pay and Medicare revenues as a percentage of total revenues are 32% and 39%, respectively.

(8)  The interest-rate caps were cancelled in April 2011.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Hospital Portfolio

As of and for the quarter ended March 31, 2011, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(1)(2)	Amount	CFC	Amount	CFC
Acute care	5	$452,672	$12,602	34	1,578	56.6	$247,616	5.42 x	$271,064	5.94 x
Rehab	7	96,784	2,089	20	502	59.8	27,671	3.19 x	31,475	3.62 x
Specialty	2	63,725	1,334	27	37	—	23,465	4.57 x	25,942	5.05 x
LTACH	3	35,205	1,983	17	244	46.4	8,534	1.21 x	11,825	1.68 x
	17	$648,386	$18,008	25	2,361	55.7	$307,286	4.62 x	$340,306	5.12 x

Secured		Interest
Loans	Investment	Income
Acute care	$21,603	$405

Mezzanine		Interest
Loans	Investment	Income
Specialty(3)	$85,744	$—

Total	$755,733	$18,413

Operator Concentration(4)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare Corp	3	—	$196,709	26	$4,247	23	756
HCA	1	—	167,164	22	5,001	27	668
Cirrus Health	2	—	149,469	20	1,335	7	37
Hoag Memorial Hospital Presbyterian	1	—	88,800	12	3,355	18	154
Other	10	70	153,591	20	4,475	25	746
	17	41	$755,733	100	$18,413	100	2,361

(1)      Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)      Occupancy percentages are calculated based on the trailing 12 months and one quarter in arrears from the period presented.

(3)      Represents a secured loan to Cirrus Group, LLC that was placed on non-accrual status effective January 1, 2011; for additional information regarding the senior loan to Cirrus Group, LLC see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(4)      Property count and beds are presented for leased properties and exclude secured and mezzanine loans.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio			Leased Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/11	12/31/10	03/31/10	03/31/11	12/31/10(1)	03/31/10(1)

Property count	16	16	16	17	17	17
Investment	$608,641	$608,641	$606,671	$648,386	$648,346	$646,380
Beds	2,361	2,361	2,323	2,361	2,368	2,345
3-Month Occupancy %(2)	51.8	52.0	57.7	51.8	52.6	57.7
12-Month Occupancy %(2)	55.7	57.2	59.0	55.7	57.7	59.0
EBITDAR(3)	$295,822	$301,978	$306,275	$307,286	$313,998	$317,846
EBITDAR CFC(3)	4.65 x	4.73 x	4.92 x	4.62 x	4.71 x	4.88 x
EBITDARM(3)	$327,367	$334,253	$337,759	$340,306	$347,823	$351,066
EBITDARM CFC(3)	5.15 x	5.24 x	5.43 x	5.12 x	5.22 x	5.39 x
NOI:
Rental and related revenues	$18,111	$19,888	$18,494
Operating expenses	(965)	(1,025)	(2,210)
	$17,146	$18,863	$16,284
Adjusted NOI:
Straight-line rents	(275)	(275)	(1,815)
Below market lease intangibles, net	(193)	(193)	(193)
	$16,678	$18,395	$14,276

(1)      Amounts reflected conform to current presentation without giving effect to discontinued operations.

(2)      Occupancy percentages are calculated based on the average trailing occupancy for the number of months specified and are one quarter in arrears from the period presented.

(3)      EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the quarter ended March 31, 2011, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Fee Income(2)	(in years)

HCP Ventures III	Medical office	October-06	30%(3)	$142,306	$9,742	$101	10
HCP Ventures IV	Medical office	April-07	20%	646,475	37,468	435	10
HCP Life Science	Life science	August-07	50%-63%	143,609	66,134	1	97-98
				$932,390	$113,344	$537

Balance Sheets(4)
	March 31, 2011		December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science
ASSETS
Real estate:
Buildings and improvements	$668,206	$36,824	$665,925	$37,489
Land	67,897	8,271	67,897	8,271
Accumulated depreciation and amortization	(100,158)	(23,189)	(94,901)	(23,428)
Net real estate	635,945	21,906	638,921	22,332

Cash and cash equivalents and restricted cash	16,051	2,908	15,275	1,876
Intangible assets, net	41,043	—	42,805	—
Other assets, net	20,713	1,987	20,112	1,684
Total assets	$713,752	$26,801	$717,113	$25,892

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$468,641	$9,075	$469,061	$9,882
Intangible liabilities, net	12,107	—	12,523	—
Accounts payable, accrued liabilities and deferred revenue	13,128	1,138	12,458	1,016
Total liabilities	493,876	10,213	494,042	10,898

HCP’s capital	35,425	8,894	36,158	7,918
Partners’ capital	184,451	7,694	186,913	7,076
Total liabilities and members’ capital	$713,752	$26,801	$717,113	$25,892

(1)    The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)    Investment management fee income for the three months ended March 31, 2011 of $0.6 million includes $70,000 from HCP Ventures II, an unconsolidated senior housing joint venture. On January 14, 2011, the Company acquired its partner’s 65% interest, becoming the sole owner of the portfolio. For additional information see Note 8 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)    The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(4)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

In thousands

Statement of Operations and Funds From Operations(1)
	Three Months Ended March 31, 2011		Three Months Ended March 31, 2010
	Medical Office	Life Science	Medical Office	Life Science
Revenues:
Rental and related revenues	$16,312	$2,697	$17,266	$1,800
Tenant recoveries	4,098	334	4,424	352
Total revenues	20,410	3,031	21,690	2,152
Costs and expenses:
Depreciation and amortization	7,017	523	9,265	611
Operating	8,127	355	8,339	383
General and administrative	867	15	949	30
Total costs and expenses	16,011	893	18,553	1,024
Other income (expense):
Other income, net	2	—	2	—
Interest expense	(6,683)	(169)	(6,850)	(224)
Net income (loss)	$(2,282)	$1,969	$(3,711)	$904

Depreciation and amortization	7,017	523	9,265	611
FFO	$4,735	$2,492	$5,554	$1,515

HCP’s pro rata share of FFO	$1,072	$1,450	$1,256	$848

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$(125)	$—	$30	$—
Amortization of debt issuance costs, net	190	8	190	8
Straight-line rents	(308)	(43)	51	59
Leasing costs and tenant and capital improvements	(1,317)	(321)	(1,129)	(168)

(1)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended March 31, 2011		Three Months Ended March 31, 2010
	Medical Office	Life Science	Medical Office	Life Science

Net income (loss)	$(2,282)	$1,969	$(3,711)	$904
Depreciation and amortization	7,017	523	9,265	611
General and administrative	867	15	949	30
Other income, net	(2)	—	(2)	—
Interest expense	6,683	169	6,850	224

NOI	$12,283	$2,676	$13,351	$1,769
Straight-line rents	(308)	(43)	51	59
Amortization of above (below) market lease intangibles, net	(125)	—	30	—
Lease termination fees	(31)	—	(429)	—

Adjusted NOI	$11,819	$2,633	$13,003	$1,828

HCP’s pro rata share of NOI	$2,742	$1,556	$2,978	$994

HCP’s pro rata share of adjusted NOI	$2,638	$1,537	$2,883	$1,024

(1)    Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the quarter ended March 31, 2011, dollars and square feet in thousands

	Property			Average	Square

HCP Ventures III	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(1)
Medical office:
On-Campus	9	$109,282	$2,278	10	619	97.8
Off-Campus	4	33,024	575	10	183	86.3
	13	$142,306	$2,853	10	802	95.2

	Property			Average	Square

HCP Ventures IV	Count(2)	Investment	NOI	Age (Years)	Feet	Occupancy%(1)(3)
Medical office:
On-Campus	22	$210,801	$2,780	22	1,103	74.2
Off-Campus	31	354,291	4,950	19	1,478	84.7
Hospital:
LTACH	1	12,193	150	4	N/A	N/A
Rehab	1	13,965	315	5	N/A	N/A
Specialty	2	55,225	1,235	6	N/A	N/A
	57	$646,475	$9,430	19

	Property			Average	Square

HCP Life Science	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(1)
San Francisco	2	$74,519	$1,187	14	147	100.0
San Diego	2	69,090	1,489	15	131	90.3
	4	$143,609	$2,676	14	278	95.4

Total	74	$932,390	$14,959

(1)  Occupancy are presented as of the end of the period reported.

(2)  During 2010, one MOB was placed into redevelopment; its statistics are not included in the medical office information.

(3)  Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands

	Three months ended March 31,
	2011	2010

Adjusted EBITDA	$269,469	$237,392
Interest expense:
Continuing operations	108,576	75,952
Discontinued operations	—	4
HCP’s share of interest expense from the Investment Management Platform	1,575	4,959
Capitalized interest	5,988	5,050
Preferred stock dividends	5,283	5,283
Fixed charges	$121,422	$91,248

Adjusted fixed charge coverage	2.2 x	2.6 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for 12 months. The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and MOBs are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent 12 months of available data divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Debt Service Coverage (“DSC”).  Facility EBITDA(R) or Facility EBITDA(R)M for the most recent 12 months of available data divided by Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related obligations to the Company under loan agreements. However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA(R) or Facility EBITDA(R)M. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income:

In thousands

	Three Months Ended March 31,
	2011	2010

Net income	$73,984	$84,101
Interest expense:
Continuing operations	108,576	75,952
Discontinued operations	—	4
Income taxes:
Continuing operations	37	372
Discontinued operations	—	15
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	91,420	77,934
Discontinued operations	—	1,037
Equity income from unconsolidated joint ventures	(798)	(1,383)
HCP’s share of EBITDA from the Investment Management Platform	4,097	10,710
Other joint venture adjustments	192	550
EBITDA	$277,508	$249,292

Impairment recoveries	—	(11,900)
Gain upon consolidation of joint venture	(8,039)	—
Adjusted EBITDA	$269,469	$237,392

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Facility EBITDA(R) (“EBITDA(R)”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented. The Company uses Facility EBITDA(R) in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDA(R) has limitations as an analytical tool.  Facility EBITDA(R) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDA(R) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDA(R) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDA(R) includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDA(R)M (“EBITDA(R)M”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented.  The Company uses Facility EBITDA(R)M in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDA(R)M has limitations as an analytical tool. Facility EBITDA(R)M does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDA(R)M does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDA(R)M as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock–based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and upon consolidation of joint venture, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of impairments, impairment recoveries and merger-related items.  Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offering which increases the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions.  Management believes FFO as adjusted is a useful alternative measurement.  This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands

	Three Months Ended March 31,
	2011	2010
Net income	$73,984	$84,101
Interest income	(38,096)	(35,266)
Investment management fee income	(607)	(1,308)
Depreciation and amortization	91,420	77,934
Interest expense	108,576	75,952
General and administrative	21,952	24,924
Impairment recoveries	—	(11,900)
Other income, net	(10,312)	(313)
Income taxes	37	372
Equity income from unconsolidated joint ventures	(798)	(1,383)
Total discontinued operations, net of taxes	—	(954)
NOI	$246,156	$212,159

Straight-line rents	(17,300)	(13,276)
DFL interest accretion	(2,675)	(2,839)
Amortization of above and below market lease intangibles, net	(906)	(1,904)
Lease termination fees	(1,589)	(1,984)
NOI adjustments related to discontinued operations	—	10
Adjusted NOI	$223,686	$192,166

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Occupancy.  For life science facilities and MOBs, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing 12 months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under development, including redevelopment, and land held for development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  Same property statistics allow management to evaluate the performance of the Company’s leased property portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands

	March 31, 2011	December 31, 2010	March 31, 2010
Consolidated total assets	$17,499,652	$13,331,923	$12,139,570
Investments in and advances to unconsolidated joint ventures	(130,278)	(195,847)	(266,365)
Accumulated depreciation and amortization	1,511,505	1,446,134	1,283,002
Accumulated depreciation and amortization from assets held for sale	—	—	26,666
Consolidated gross assets	$18,880,879	$14,582,210	$13,182,873
HCP’s share of unconsolidated total assets(1)	170,770	515,182	543,806
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	29,169	71,977	61,715
Total gross assets	$19,080,818	$15,169,369	$13,788,394

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1)  Reflects the Company’s pro rata share of amounts from the Investment Management Platform.

30